Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For the Tender of American Depositary Shares

of

ALCATEL LUCENT

Pursuant to the U.S. Offer to Exchange

by

NOKIA

(Not to be used for Signature Guarantees)

THE U.S. OFFER AND WITHDRAWAL RIGHTS AS TO THE ALCATEL LUCENT AMERICAN DEPOSITARY SHARES WILL EXPIRE AT                     , NEW YORK CITY TIME, ON                     , UNLESS THE U.S. OFFER IS EXTENDED.

This notice of guaranteed delivery, or a form substantially equivalent to this notice of guaranteed delivery, must be used for acceptance of the Exchange Offer described in the exchange offer/prospectus, dated             , 2015, forming part of the registration statement on Form F-4, file number 333-206365, as amended and/or supplemented (the “exchange offer/prospectus”), in respect of the American depositary shares (“ADSs”) of Alcatel Lucent, a French société anonyme, if certificates evidencing Alcatel Lucent ADSs are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis, or if the time will not permit all required documents to reach the U.S. ADS Exchange Agent prior to the expiration of the U.S. offer. This notice of guaranteed delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the U.S. ADS Exchange Agent and must include a guarantee by an Eligible Institution (as defined below) in the form set out in this notice of guaranteed delivery. If a message is transmitted through The Depository Trust Company pursuant to which the participant agrees to be bound by the terms set forth herein, an agent’s message must be delivered. See “The Exchange Offer—Procedure for Tendering—Guaranteed Delivery” in the exchange offer/prospectus.

The U.S. ADS Exchange Agent for the U.S. Offer is:

CITIBANK, N.A.

By First Class Mail: Citibank, N.A.—Exchange Agent C/O Computershare Trust Company, N.A. Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Overnight Courier: Citibank, N.A.—Exchange Agent C/O Computershare Trust Company, N.A. Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile Transmission (for Eligible Institutions Only): (617) 360-6810

Confirm Facsimile Transmission: (781) 575-2332

(Eligible Institutions Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. ADS EXCHANGE AGENT.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION”

UNDER THE INSTRUCTIONS TO THE ADS LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE ADS LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Nokia, a Finnish corporation, upon the terms and subject to the conditions set forth in the exchange offer/prospectus, dated                     , 2015, forming part of the registration statement on Form F-4, file number 333-206365 as amended and/or supplemented (the “exchange offer/prospectus”), and the related ADS letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the “U.S. offer”), receipt of each of which is hereby acknowledged, the number of American depositary shares of Alcatel Lucent (“Alcatel Lucent ADSs”) specified below pursuant to the guaranteed delivery procedures described in the exchange offer/prospectus under “The Exchange Offer—Procedure for Tendering—Guaranteed Delivery”.

Name(s) of Record Holder(s)	Number of Alcatel Lucent ADSs

Address(es)	Certificate Nos. (if available)

Zip code	Indicate account number at Book-Entry Transfer Facility if Alcatel Lucent ADSs will be tendered by book-entry transfer:

(Area Code) Telephone No.	Account Number

X	Dated: , 20

X	Dated: , 20
Signature(s) of Record Holder(s)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each an “Eligible Institution” and collectively, “Eligible Institutions”), hereby guarantees the delivery to the U.S. ADS Exchange Agent, at one of its addresses set forth above, of the ADSs tendered by this notice of guaranteed delivery in proper form for transfer, or confirmation of the book-entry transfer of Alcatel Lucent Shares into the U.S. ADS Exchange Agent’s account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed ADS letter of transmittal (or a facsimile thereof) with any required signature guarantee, or an agent’s message (as defined in the exchange offer/prospectus), and any other documents required by the ADS letter of transmittal, within three New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery.

The Eligible Institution that completes this form must communicate the guarantee to the U.S. ADS Exchange Agent and must deliver the Alcatel Lucent ADS letter of transmittal and ADSs to the U.S. ADS Exchange Agent within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Name of Firm	Authorized Signature

Address	Name (Please Print)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 20

NOTE: DO NOT SEND CERTIFICATES EVIDENCING ALCATEL LUCENT ADSs WITH THIS NOTICE. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL.

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